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                                                                     EXHIBIT 5.1

                              SNELL & SMITH, P.C.
                           1000 Louisiana, Suite 3650
                             Houston, Texas  77002
                                  713/652-3300


                                 May 30, 1996

Board of Directors
Convest Energy Corporation
2401 Fountain View Drive, Suite 700
Houston, Texas  77057

Gentlemen:

     We have acted as counsel to Convest Energy Corporation, a Texas corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company issuable under the Convest Energy Corporation 1995 Stock Incentive Plan (the "Plan").

     In such capacity, we have examined such corporate records and documents, certificates of corporate and public officials and such other instruments as we have deemed necessary for the purposes of the opinions contained herein. As to all matters of fact material to such opinions, we have relied upon the representations of officers of the Company. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original of all documents submitted to us as copies.

     Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan have been duly authorized, and that the Common Stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.
                                                Very truly yours,



                                                SNELL & SMITH
                                                A Professional Corporation